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Exhibit 24(a)

POWER OF ATTORNEY

        KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the "Company"), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint CONSTANCE H. LAU, JAMES A. AJELLO, CHESTER A. RICHARDSON, GREG C. HAZELTON, DAVID J. REBER and MICHAEL J. O'MALLEY of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents and, in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the omnibus shelf registration under the Securities Act of an indeterminate amount of the Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of the Company, and such other classes of securities as the Company shall hereafter determine to register, including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the Registration Statement to be filed with the Commission in respect of the aforementioned securities, to any and all amendments and supplements to said Registration Statement (including amendments to add additional classes of securities) and to any instruments or documents filed as a part of or in connection with said Registration Statement or amendments thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, Hawaiian Electric Industries, Inc. has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer and by its Executive Vice President and Chief Financial Officer and attested by its Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, and the undersigned officers and directors of Hawaiian Electric Industries, Inc. have hereunto set their hands, as of the 5th day of November, 2014. This Power of Attorney may be executed in any number of counterparts by the Company and by any one or more of the officers and directors named below and may be transmitted by facsimile or other electronic medium, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ATTEST:	HAWAIIAN ELECTRIC INDUSTRIES, INC.
/s/ CHESTER A. RICHARDSON Chester A. Richardson Executive Vice President, General Counsel, Secretary and Chief Administrative Officer	By	/s/ CONSTANCE H. LAU Constance H. Lau President and Chief Executive Officer (Principal Executive Officer)
	By	/s/ JAMES A. AJELLO James A. Ajello Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ CONSTANCE H. LAU Constance H. Lau	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ JAMES A. AJELLO James A. Ajello	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ GREG C. HAZELTON Greg C. Hazelton	Vice President Finance, Treasurer and Controller
/s/ JEFFREY N. WATANAGE Jeffrey N. Watanabe	Chairman of the Board of Directors
/s/ THOMAS B. FARGO Thomas B. Fargo	Director
/s/ PEGGY Y. FOWLER Peggy Y. Fowler	Director
/s/ A. MAURICE MEYERS A. Maurice Myers	Director
/s/ KEITH P. RUSSELL Keith P. Russell	Director
/s/ JAMES K. SCOTT James K. Scott	Director
/s/ KELVIN H. TAKETA Kelvin H. Taketa	Director
/s/ BARRY K. TANIGUCHI Barry K. Taniguchi	Director

[Signature Page to Power of Attorney for S-3 Omnibus Registration Statement]

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  Exhibit 24(a)
POWER OF ATTORNEY